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                                                                    EXHIBIT 10.3

                            IPG PHOTONICS CORPORATION
                        2006 INCENTIVE COMPENSATION PLAN
                         (As adopted February 28, 2006)

IPG Photonics Corporation, USA, Inc. (the "Company") hereby establishes the IPG Photonics Corporation 2006 Incentive Compensation Plan for the benefit of its eligible Participants (as hereinafter defined) for the purposes hereinafter set forth. The Plan permits the award of Stock Options, Restricted Stock, Performance Shares, Performance Units, Stock Units, Cash, and SARs.

1. DEFINITIONS

The following terms shall have the following meanings unless the context indicates otherwise:

1.1. "Affiliate" shall mean a corporation that, for purposes of Section 422 of the Code, is a Parent or Subsidiary of the Company within the meaning of Sections 424(e) and 424(f) of the Code.

1.2. "Award" shall mean a Stock Option, a SAR, a Restricted Stock Award, a Stock Unit, a Performance Share, a Performance Unit, or a Cash Award.

1.3. "Award Agreement" shall mean a written agreement between the Company and a Participant that establishes the terms, conditions, restrictions and/or limitations applicable to an Award, in addition to those established by the Plan and by the Committee.

1.4. "Board" shall mean the Board of Directors of the Company.

1.5. "Cash Award" shall mean a grant by the Committee to a Participant of an award of cash as described in Section 11 below.

1.6. "Cause" shall have the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Company, a Group Company or Affiliate. If there is no employment, consulting, or other written agreement between the Participant and the Company, a Group Company or Affiliate, or if such agreement does not define "Cause," then "Cause" shall have the meaning specified in the Award Agreement; provided, that if the Award Agreement does not so specify, "Cause" shall mean, as determined by the Committee in its sole discretion, the Participant: (i) engages in conduct that cause financial or reputational injury to the Company a Group Company or Affiliate; (ii) engages in any act of dishonesty or misconduct that results in damage to the Company, a Group Company or Affiliate, or their business or reputation or that the Committee determines to adversely affect the value, reliability or performance of the Participant to the Company, a Group Company or Affiliate; (iii) refuses or fails to substantially comply with the human resources rules, policies, directions and/or restrictions relating to harassment and/or discrimination, or with compliance or risk management rules, policies, directions and/or restrictions of the Company, a Group Company or Affiliate; (iv) fails to cooperate with the Company, a Group Company or Affiliate in any internal investigation or administrative, regulatory or judicial proceeding; or (v) continuously fails to perform his or her duties to the Company, a Group Company

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     or Affiliate (which may include any sustained and unexcused absence of the
     Participant from the performance of such duties, which absence has not been certified in writing as due to physical or mental illness or Disability), after a written demand for performance has been delivered to the Participant identifying the manner in which the Participant has failed to substantially perform his or her duties. If any part of the definition of Cause set forth in clauses (i) through (v) above is deemed applicable to a Participant, this shall not preclude or prevent the reliance by the Company or the Committee on any other part of the preceding sentence that also may be applicable. Unless otherwise defined in the Participant's employment or other agreement, an act or omission is "willful" for this purpose if it was knowingly done, or knowingly omitted to be done, by the Participant not in good faith and without reasonable belief that the act or omission was in the best interest of the Company.

1.7. "Change in Control" shall mean the occurrence of any one or more of the following:

     (a) Any "person" (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), including a "group" (as defined in Section 13(d)(3) of the Exchange Act), other than (i) the Company, (ii) any wholly-owned subsidiary of the Company, or (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company having fifty percent (50%) or more of the combined voting power of the then-outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business) (the "Company Voting Securities"); provided, however, that the event described in this paragraph (a) shall not be deemed to be a Change in Control by virtue of any underwriter temporarily holding securities pursuant to an offering of such securities;

     (b) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the stockholders of the Company, of each new director of the Company during such period was approved by a vote of at least two-thirds of the Incumbent Directors then still in office;

     (c) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of all or substantially all of the assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then-outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction is held in the aggregate by the holders of the securities of the Company entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

     (d) The shareholders of the Company approve a plan of complete liquidation of the Company.


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     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than fifty percent (50%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, however, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control transaction shall then occur.

1.8. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.9. "Committee" shall mean (i) the Board or (ii) a committee or subcommittee of the Board appointed by the Board from among its members. The Committee may be the Board's Compensation Committee. Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as:

     (a) a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Exchange Act, and

     (b) an "outside director" within the meaning of Code Section 162(m) and the Treasury Regulations thereunder.

1.10. "Common Stock" shall mean the voting, common stock, $0.0001 par value per share, of the Company.

1.11. "Company" shall mean IPG Photonics Corporation USA, a Delaware corporation.

1.12. "Disability" means the total and permanent disability of a Participant (incurred while in the active service of the Company, an Affiliate or a Group Company) based on proof satisfactory to the Committee. Total and permanent disability shall be as defined in the Company's long-term disability plan, if any, or as otherwise provided by the Company. Notwithstanding the foregoing, for purposes of determining the period of time after termination of Service during which a Participant may exercise an ISO, "Disability" will have the meaning set forth in Code Section 22(e)(3), which is, generally, that the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of at least twelve months.

1.13. "Dividend Equivalent Right" shall mean the right to receive an amount equal to the amount of any dividend paid with respect to a share of Common Stock multiplied by the number of shares of Common Stock underlying or with respect to a Stock Option, a SAR, a Stock Unit or a Performance Unit, and which shall be payable in cash, in Common Stock, in the form of Stock Units or Performance Units, or a combination of any or all of the foregoing.

1.14. "Effective Date" shall mean the date on which the Board adopts the Plan.

1.15. "Employee" shall mean an employee of the Company or any Affiliate, as described in Treasury Regulation Section 1.421-1(h).


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1.16. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, including applicable regulations thereunder.

1.17. "Exercise Price" shall mean the price at which each share of Common Stock covered by a Stock Option may be purchased.

1.18. "Fair Market Value" shall mean:

     (a) if the Common Stock is readily tradable on a national securities exchange or other market system, the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date), or

     (b) if the Common Stock is not readily tradable on a national securities exchange or other market system, the value as determined by the reasonable and consistent application of a reasonable valuation method, in good faith by the Board.

1.19. "Group Company" shall mean any business entity deemed by the Board to be a member of the IPG Group, including, but not limited to, any business entity that has a significant financial interest in the Company and any business entity in which the Company has a significant financial interest, such entities to be referred to collectively as the "Group Companies".

1.20. "Group Employee" shall mean any employee of a Group Company who is not an Employee.

1.21. "Independent Contractor" shall mean a person (other than a person who is an Employee, Group Employee or a Nonemployee Director) or an entity that renders services to the Company, an Affiliate or a Group Company.

1.22. "IPO" shall mean the first date that the Common Stock is registered under the Securities Act of 1934 and offered for sale to the public.

1.23. "ISO" shall mean a right to purchase a specified number of shares of Common Stock at a specified price, which is intended to comply with the terms and conditions as an "incentive stock option" as set forth in Code
     Section 422, as such section may be in effect from time to time.

1.24. "Leave of Absence" means any leave of absence approved by the Company.

1.25. "Nonemployee Director" shall mean a member of the Board who is not an Employee.

1.26. "Nonqualified Stock Option" shall mean a Stock Option to purchase a specified number of shares of Common Stock at a specified price, which does not qualify as an ISO.

1.27. "Nonvoting Stock" shall mean the capital stock of any class or classes having no voting power to elect the directors of a corporation.

1.28. "Parent" shall mean a corporation or any other business entity that directly or indirectly has an ownership interest of 50 percent or more of the Voting Stock of the Company.


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1.29. "Participant" shall mean any Employee, Group Employee, Nonemployee
     Director or Independent Contractor to whom an Award has been granted by the Committee under the Plan.

1.30. "Performance-Based Award" shall mean an Award subject to the achievement of certain performance goals as described in Section 12 below.

1.31. "Performance Share" shall mean the grant by the Committee to a Participant of an Award of shares of Common Stock subject to restrictions on transferability, a risk of forfeiture, and certain other terms and conditions under the Plan or specified by the Committee, as described in
     Section 10.1 below.

1.32. "Performance Unit" shall mean the grant by the Committee to a Participant of an Award of a hypothetical share of the value of the Company, represented by a notional account that shall be established and maintained (or caused to be established or maintained) by the Company for such Participant, as described in Section 10.2 below.

1.33. "Plan" shall mean the IPG Photonics 2006 Incentive Compensation Plan.

1.34. "Prior Plan" shall mean the IPG Photonics 2000 Incentive Compensation
     Plan.

1.35. "Recapitalization" shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding shares of capital stock as a class without the Company's receipt of consideration.

1.36. "Reorganization" shall mean any of the following: (a) a merger or consolidation in which the Company is not the surviving entity; (b) a sale, transfer or other disposition of all or substantially all of the Company's assets; (c) a reverse merger in which the Company is the surviving entity but in which the Company's outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger; or (d) any transaction effected primarily to change the state in which the Company is incorporated or to create a holding company structure.

1.37. "Restricted Stock Award" shall mean a grant by the Committee to a Participant of an Award of shares of Common Stock subject to restrictions on transferability, a risk of forfeiture, and certain other terms and conditions under the Plan or specified by the Committee, as described in
     Section 9.1 below.

1.38. "Retirement" means retirement from active employment or other Service with the Company pursuant to the normal or early retirement policy and procedures of the Company.

1.39. "Stock Appreciation Right" or "SAR" shall mean a grant by the Committee to a Participant of a the contingent right to receive Common Stock or cash, as specified in the Award Agreement, in the future, based on the value, or the appreciation in the value, of Common Stock, as described in Section 8 below.


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1.40. "Service" means the provision of services to the Company, an Affiliate or a Group Company in the capacity of (i) an Employee, (ii) a Group Employee,
     (iii) a Nonemployee Director, or (iv) an Independent Contractor.

1.41. "Stock Option" shall mean a grant by the Committee to a Participant of an option or right to purchase a specified number of shares of Common Stock at a specified price, as described in Section 7 below.

1.42. "Stock Unit" shall mean a grant by the Committee to a Participant of an Award of a hypothetical share of Common Stock represented by a notional account established and maintained (or caused to be established or maintained) by the Company for such Participant, as described in Section
     9.2 below.

1.43. "Subsidiary" shall mean a corporation of which the Company directly or indirectly owns 50 percent or more of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of 50 percent or more.

1.44. "Treasury Regulations" shall mean the regulations promulgated under the Code by the United States Department of the Treasury, as amended from time to time.

1.45. "Vest" shall mean:

     (a) with respect to Stock Options and SARs, when the Stock Option or SAR (or a portion of such Stock Option or SAR) first becomes exercisable and remains exercisable subject to the terms and conditions of such Stock Option or SAR; or

     (b) with respect to Awards other than Stock Options and SARs, when the Participant has:

          (i) an unrestricted right, title and interest to receive the compensation (whether payable in Common Stock, cash or a combination of both) attributable to an Award (or a portion of such Award) or to otherwise enjoy the benefits underlying such Award; and

          (ii) a right to transfer an Award subject to no Company-imposed restrictions or limitations other than restrictions and/or limitations imposed by Section 14 below.

1.46. "Vesting Date" shall mean the date or dates on which an Award Vests, at which time the Award shall be deemed "Vested."

1.47. "Voting Stock" shall mean the capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

2.   PURPOSE AND TERM OF PLAN

2.1. PURPOSE. The purpose of the Plan is to motivate certain Employees, Group Employees, Nonemployee Directors and Independent Contractors to put forth maximum efforts toward the growth, profitability, and success of the Company, Affiliates and Group


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     Companies by providing incentives to such Employees, Group Employees,
     Nonemployee Directors and Independent Contractors through cash payments and/or through the ownership and performance of the Common Stock. In addition, the Plan is intended to provide incentives that will attract and retain highly qualified individuals as Employees, Group Employees and Nonemployee Directors and to assist in aligning the interests of such Employees, Group Employees and Nonemployee Directors with those of the Company's shareholders.

2.2. TERM. The Plan shall be effective as of the Effective Date; provided, however, that the Plan shall be approved by the shareholders of the Company at an annual meeting or any special meeting of shareholders of the Company within 12 months before or after the Effective Date. The Committee may not award ISOs before the date the Company's shareholders approve the Plan. The Plan shall terminate on the 10th anniversary of the Effective Date, unless sooner terminated by the Board under Section 16.1 below.

3.   ELIGIBILITY AND PARTICIPATION

3.1. ELIGIBILITY. All Employees, Group Employees, Nonemployee Directors and Independent Contractors shall be eligible to participate in the Plan and to receive Awards.

3.2. PARTICIPATION. Participants shall consist of such Employees, Group Employees, Nonemployee Directors and Independent Contractors as the Committee in its sole discretion designates to receive Awards under the Plan. Awards under the Plan shall be made on a one time basis for Participants and designation of a Participant in any year shall not require the Committee to designate such person or entity to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

4.   ADMINISTRATION

4.1. RESPONSIBILITY. The Committee will administer the Plan. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Plan in accordance with its terms.

4.2. AWARD AGREEMENT. Each Award granted under the Plan shall be evidenced by an Award Agreement that shall be signed by the Committee and the Participant; provided, however, that in the event of any conflict between a provision of the Plan and any provision of an Award Agreement, the provision of the Plan shall prevail.

4.3. AUTHORITY OF THE COMMITTEE. The Committee shall have all the discretionary authority that may be necessary or desirable to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the following:

     (a)  to determine eligibility for participation in the Plan;

     (b) to determine eligibility for and the type and size of an Award granted under the Plan;


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     (c)  to supply any omission, correct any defect, interpret any provision or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;

     (d) to issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it, from time to time, deems proper;

     (e) to make rules for carrying out and administering the Plan and make changes in such rules as it, from time to time, deems proper;

     (f) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

     (g) to accelerate the Vesting of any Award when such action or actions would be in the best interest of the Company;

     (h) to grant an Award in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company; and

     (i) to take any and all other actions it deems necessary or desirable for the proper operation or administration of the Plan.

4.4. ACTION BY THE COMMITTEE. The Committee may act only by a majority of its members. A determination of the Committee may be made, without a meeting, by a writing signed by all members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee. Meetings of the Committee may be held telephonically or via videoconference, and participation via telephone or videoconference shall have the same force and effect as physical presence at any Committee meeting.

4.5. DELEGATION OF AUTHORITY. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee, or any person to whom it has delegated duties under this Section 4.5, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Affiliate or Group Company whose employees have benefited from the Plan, as determined by the Committee.

     The Board may delegate authority to the Company's Chief Executive Officer to grant specified numbers of Options (as determined by the Board from time to time and during such time periods determined by the Board) to existing or prospective Employees (other than those individuals who are subject to Section 16(a) of the Exchange Act at the time of the grant) as the Chief Executive Officer determines appropriate without further action of the Board, but subject to rules and guidelines established by the Board or the Committee.


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4.6. DETERMINATIONS AND INTERPRETATIONS BY THE COMMITTEE. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their heirs, successors, and legal representatives.

4.7. LIABILITY. No member of the Board, no member of the Committee and no Employee or Group Employee shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.

4.8. INDEMNIFICATION. Each person who is or has been a member of the Committee or the Board, and any individual or individuals to whom the Committee has delegated authority under this Section 4, will be indemnified and held harmless by the Company, Group Company and Affiliates from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct. Each such person will also be indemnified and held harmless by the Company Group Company and Affiliates from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Articles of Incorporation or By-Laws of the Company, Group Company or Affiliate, as a matter of law, agreement or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.

5.   SHARES SUBJECT TO PLAN

5.1. AVAILABLE SHARES. The aggregate number of shares of Common Stock that shall be available under the Plan during its term shall be 4,000,000 shares, subject to any adjustments made in accordance with Section 5.2 below. Such shares of Common Stock may be either authorized but unissued shares, shares of issued stock held in the Company's treasury, or a combination of both, at the discretion of the Company. Any shares of Common Stock (i) underlying an Award under the Plan or the Prior Plan which expires without being exercised, or are forfeited, canceled, settled or otherwise terminated without a distribution of Common Stock to the Participant; (ii) that are delivered (either actually or by attestation) to or withheld by the Company in connection with the exercise of a Stock Option awarded under the Plan or the Prior Plan, or in payment of any required income tax withholding for the exercise of a Stock Option or the vesting of Restricted Stock awarded under the Plan or the Prior Plan, shall again be available under the Plan. Awards that are payable only in cash are not subject to this Section 5.1.


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     (a)  The total number of shares of Common Stock that may be issued in connection with the awards of Restricted Stock under the Plan shall not exceed 2,333,333. Except as contemplated by the provisions of
          Section 5.2 hereof, the Committee shall not increase the number of shares of Common Stock available for issuance in connection with Awards under the Plan or to any one individual as set forth above. In no event shall Awards be outstanding at any one time that have resulted or could result in the issuance of a number of shares of Common Stock in excess of the number then remaining reserved and available for issuance under the Plan.

     (b) The maximum number of shares of Common Stock that may be issued to Participants in the aggregate under the Plan as ISOs is 833,333.

     (c) Notwithstanding the foregoing, Awards granted through the assumption of, or in substitution or exchange for, similar awards in connection with the acquisition of another corporation or business entity shall not be counted for purposes of applying the above limitations on numbers of shares available for Awards generally or any particular kind of Award under the Plan.

5.2. ADJUSTMENT TO SHARES. If there is any change in the Common Stock of the Company, through merger, consolidation, Reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, an adjustment shall be made to each outstanding Award so that each such Award shall thereafter be with respect to or exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Award had such Award been paid, distributed or exercised in full immediately prior to such change or distribution. Such adjustment shall be made successively each time any such change or distribution shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of Participants' rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Awards, the Exercise Price applicable to outstanding Stock Options, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards granted under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of performance periods; provided, however, that any such modifications and/or changes to Performance-Based Awards does not disqualify compensation attributable to such Awards as "performance-based compensation" under Code
     Section 162(m). In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding anything contained in the Plan, any adjustment with respect to an ISO due to a change or distribution described in this Section 5.2 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be


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     made which would render any ISO granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422.

6.   MAXIMUM INDIVIDUAL AWARDS

6.1. MAXIMUM AGGREGATE NUMBER OF SHARES UNDERLYING STOCK-BASED AWARDS GRANTED UNDER THE PLAN TO ANY SINGLE PARTICIPANT IN ANY CALENDAR YEAR. The maximum aggregate number of shares of Common Stock underlying all Awards measured in shares of Common Stock (whether payable in Common Stock, cash or a combination of both) that may be granted to any single Participant in any calendar year shall be 1,666,667 shares, subject to adjustment as provided in Section 5.2 above. For purposes of the preceding sentence, such Awards that are cancelled or repriced shall continue to be counted in determining such maximum aggregate number of shares of Common Stock that may be granted to any single Participant in any calendar year. The maximum aggregate number of shares of Common Stock underlying Awards that may be granted to any single Participant in any calendar year as ISOs shall be 133,333.

7.   STOCK OPTIONS

7.1. IN GENERAL. The Committee may, in its sole discretion, grant Stock Options to Employees, Group Employees, Nonemployee Directors and/or Independent Contractors on or after the Effective Date. The Committee shall, in its sole discretion, determine the Employees, Group Employees, Nonemployee Directors and Independent Contractors who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. With respect to Employees who become Participants, the Committee may grant such Participants ISOs or Nonqualified Stock Options or a combination of both. With respect to Group Employees, Nonemployee Directors and Independent Contractors who become Participants, the Committee may grant such Participants only Nonqualified Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time and set forth in the Award Agreement. In addition, each Stock Option shall be subject to the terms and conditions set forth in Sections 7.2 through 7.8 below.

7.2. EXERCISE PRICE. The Committee shall specify the Exercise Price of each Stock Option in the Award Agreement; provided, however, that (i) the Exercise Price of an ISO shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant, and (ii) the Exercise Price of a Nonqualified Stock Option shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant unless the Committee in its sole discretion and due to special circumstances determines otherwise on the date of grant.

7.3. TERM OF STOCK OPTION. The Committee shall specify the term of each Stock Option in the Award Agreement; provided, however, that (i) no ISO shall be exercisable after the 10th anniversary of the date of grant of such ISO and
     (ii) no Nonqualified Stock Option shall be exercisable after the 10th anniversary of the date of grant of such Nonqualified Stock Option. Each Stock Option shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall, in its sole discretion, set forth in the Award Agreement on the date of grant.

7.4. VESTING DATE. The Committee shall specify in the Award Agreement the Vesting Date for each Stock Option. The Committee may grant Stock Options that are Vested, either in whole or in part, on the date of grant. If the Committee fails to specify a Vesting Date in the Award Agreement, twenty-five percent (25%) of such Stock Option shall become exercisable on each of the first four (4) one-year anniversaries of the date of grant and shall remain exercisable following such anniversary date until the Stock Option expires in accordance with its terms under the Award Agreement or under the terms of the Plan. The Vesting of a Stock Option may be subject to such other terms and conditions as shall be determined by the Committee and set forth in the Award Agreement, including, without limitation, accelerating the Vesting if certain performance goals are achieved or a Change in Control of the Company occurs.

7.5. EXERCISE OF STOCK OPTIONS. The Stock Option Exercise Price may be paid in cash or, in the sole discretion of the Committee, by delivery to the Company of shares of Common Stock then owned by the Participant, or by the Company's withholding a portion of the shares of Common Stock for which the Stock Option is exercisable, or by a combination of these methods. If the Common Stock is readily tradable on a national securities exchange or other market system, payment may also be made by delivering a properly executed exercise notice to the Company and delivering a copy of irrevocable instructions to a broker directing the broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the Exercise Price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the delivery to the Company of shares of Common Stock then owned by the Participant, providing the Company with a notarized statement attesting to the number of shares owned by the Participant, where, upon verification by the Company, the Company would issue to the Participant only the number of incremental shares to which the Participant is entitled upon exercise of the Stock Option. In determining which methods a Participant may utilize to pay the Exercise Price, the Committee may consider such factors as it determines are appropriate; provided, however, that with respect to ISOs, all such discretionary determinations shall be made by the Committee at the time of grant and specified in the Award Agreement.

7.6. RESTRICTIONS RELATING TO ISOS. In addition to being subject to the terms and conditions of this Section 7, ISOs shall comply with all other requirements under Code Section 422. Accordingly, ISOs may be granted only to Participants who are employees (as described in Treasury Regulation
     Section 1.421-1(h)) of the Company or of any "Parent Corporation" (as defined in Code Section 424(e)) or of any "Subsidiary Corporation" (as defined in Code Section 424(f)) on the date of grant. The aggregate market value (determined as of the time the ISO is granted) of the Common Stock with respect to which ISOs (under all option plans of the Company and of any Parent Corporation and of any Subsidiary Corporation) are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, (i) ISOs shall be taken into account in the order in which they are granted and (ii) ISOs granted before 1987 shall not be taken into account. ISOs shall not be transferable by the Participant other than by will or the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by such Participant. The Committee shall not grant ISOs to any Employee who, at the time the ISO is granted, owns stock possessing (after the application of the attribution rules of Code Section 424(d)) more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or of any Subsidiary Corporation unless the Exercise Price of the ISO is fixed at not less than 110 percent of the Fair Market Value of the Common Stock on the date of grant and the exercise of such ISO is prohibited by its terms after the 5th anniversary of the ISO's date of grant.

7.7. CONVERSION STOCK OPTIONS. The Committee may, in its sole discretion, grant a Stock Option to any holder of an option (hereinafter referred to as an "Original Option") to purchase shares of stock of any corporation:

     (a) the stock or assets of which were acquired, directly or indirectly, by the Company, an Affiliate or Group Company, or

     (b) which was merged with and into the Company, an Affiliate or Group Company,

     so that the Original Option is converted into a Stock Option (hereinafter referred to as a "Conversion Stock Option"); provided, however, that such Conversion Stock Option as of the date of its grant (the "Conversion Stock Option Grant Date") shall have the same economic value as the Original Option as of the Conversion Stock Option Grant Date. In addition, unless the Committee, in its sole discretion determines otherwise, a Conversion Stock Option that is converting an Original Option intended to qualify as an ISO shall have the same terms and conditions as applicable to the Original Option in accordance with Code Section 424 and the Treasury Regulations thereunder so that the conversion (x) is treated as the issuance or assumption of a stock option under Code Section 424(a) and (y) is not treated as a modification, extension or renewal of a stock option under Code Section 424(h).

7.8. RIGHT TO CALL STOCK OPTIONS OR COMMON STOCK. Notwithstanding any other provision of this Plan and without regard to the completion of an IPO, any Stock Option granted under this Plan shall be subject to a right of call by the Committee in the event of termination of the Plan due to merger or acquisition of the Company. Prior to an IPO, any Stock held by a Participant as a result of an Award under this Plan shall be subject to a right of call by the Committee in the event of termination of the Plan due to merger or acquisition of the Company or upon the occurrence of Change in Control of the Company, whether or not the Plan is terminated. If the Committee exercises the right to call the Common Stock, the Participant must return the shares of Common Stock to the Company within seven (7) days of the call notice.

     (a) Upon the call of Common Stock, the owner of the Common Stock shall, unless otherwise determined by the Committee pursuant to subsection
          (b) below, be entitled to receive from the Company an amount equal to the Fair Market Value of the returned Common Stock.

     (b) Upon the call of a Stock Option, the Committee shall pay the optionee an amount equal to the excess of (i) the Fair Market Value the number of shares of Common

          Stock subject to the Option, over (y) the Exercise Price of such shares of Common Stock.

     (c) The Company shall have the right to defer payment of the proceeds under this Section 7.9, and make such payment in the form of single lump sum or in installments over such periods as the Committee may determine in its discretion, subject to Code Section 409A.

8.   SARS

8.1. IN GENERAL. The Committee may, in its sole discretion, grant SARs to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors. A SAR is a right to receive a payment in cash, Common Stock or a combination of both, in an amount equal to the excess of (x) the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over (y) the Fair Market Value of such shares of Common Stock on the date the SAR is granted, all as determined and set forth in the Award Agreement by the Committee; provided, however, that if a SAR is granted retroactively in tandem with or in substitution for a Stock Option, the designated Fair Market Value of the Common Stock in the Award Agreement may be the Fair Market Value of the Common Stock on the date such Stock Option was granted. Each SAR shall be subject to the terms of the Plan and to such terms and conditions, including, but not limited to, the Vesting Date, an expiration date and a provision that automatically converts a SAR into a Stock Option on a conversion date specified at the time of grant, as the Committee shall impose from time to time in its sole discretion and set forth in the Award Agreement.

9.   RESTRICTED STOCK AWARDS AND STOCK UNITS

9.1. RESTRICTED STOCK AWARDS. The Committee may, in its sole discretion, grant Restricted Stock Awards to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors as additional compensation or in lieu of other compensation for services to the Company, an Affiliate or a Group Company. A Restricted Stock Award shall consist of shares of Common Stock that are subject to such terms and conditions as the Committee in its sole discretion determines appropriate and sets forth in the Award Agreement including, without limitation, restrictions on the sale or other disposition of such shares, the Vesting Date with respect to such shares, and the right of the Company to reacquire such shares for no consideration upon termination of the Participant's Service within specified periods. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Restricted Stock Award and/or that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. With respect to shares of Common Stock subject to a Restricted Stock Award, the Participant shall have all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares, unless the Committee determines otherwise on the date of grant.

9.2. STOCK UNITS. The Committee may, in its sole discretion, grant Stock Units to Employees, Group Employees, Nonemployee Directors, and Independent Contractors as additional compensation or in lieu of other compensation for services to the Company, an Affiliate or a Group Company. A Stock Unit is a hypothetical share of Common Stock represented by a notional account established and maintained (or caused to be established or maintained) by the Company for such Participant who receives a grant of Stock Units. Stock Units shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate and sets forth in the Award Agreement including, without limitation, determinations of the Vesting Date with respect to such Stock Units and the criteria for the Vesting of such Stock Units. Subject to Section 9.3, a Stock Unit granted by the Committee shall provide for payment in shares of Common Stock at such time or times as the Award Agreement shall specify. The Committee shall determine whether a Participant who has been granted a Stock Unit shall also be entitled to a Dividend Equivalent Right.

9.3. PAYOUT OF STOCK UNITS. Subject to a Participant's election to defer in accordance with Section 17.4 below, upon the Vesting Date of a Stock Unit, the shares of Common Stock representing the Stock Unit shall be distributed to the Participant, unless the Committee, in its sole discretion, provides for the payment of the Stock Unit in cash (or partly in cash and partly in shares of Common Stock) equal to the value of the shares of Common Stock which would otherwise be distributed to the Participant.

10.  PERFORMANCE SHARES AND PERFORMANCE UNITS

10.1. PERFORMANCE SHARES. The Committee may, in its sole discretion, grant Performance Shares to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors as additional compensation or in lieu of other compensation for services to the Company, an Affiliate or a Group Company. A Performance Share shall consist of a share or shares of Common Stock that are subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate and sets forth in the Award Agreement including, without limitation, determining the performance goal or goals that, depending on the extent to which such goals are met, will determine the number and/or value of the Performance Shares that will be paid out or distributed to the Participant and any other Vesting Date criteria. Performance goals may be based on, without limitation, Company-wide, divisional and/or individual performance, as the Committee, in its sole discretion, may determine, and may be based on the performance measures listed in Section 12.3 below.

10.2. PERFORMANCE UNITS. The Committee may, in its sole discretion, grant Performance Units to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors as additional compensation or in lieu of other compensation for services to the Company, an Affiliate or Group Company. A Performance Unit is a hypothetical share of the value of the Company, represented by a notional account that the Company shall establish and maintain (or caused to be established or maintained) for such Participant who receives a grant of Performance Units. Performance Units shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate and sets forth in the Award Agreement including, without limitation, determining the performance goal or goals that, depending on the extent to which such goals are met, will determine the number and/or value of the Performance Units that will accrue to the Participant and any other Vesting Date criteria. Performance goals may be based on, without limitation, Company-wide, divisional and/or individual performance, as the Committee, in its sole discretion, may determine, and may be based on the performance measures listed in Section 12.3 below.

10.3. ADJUSTMENT OF PERFORMANCE GOALS. With respect to any Performance Shares or Performance Units that are not intended to qualify as Performance-Based Awards (as described in Section 12 below), the Committee shall have the authority at any time to adjust, as it deems necessary or desirable, the performance goals for any outstanding Performance Shares or Performance Units unless, at the time of establishment of such performance goals, the Committee precludes its authority to make such adjustments.

10.4. PAYOUT OF PERFORMANCE SHARES OR PERFORMANCE UNITS. Subject to a Participant's election to defer distribution in accordance with Section
     17.4 below, upon the Vesting of a Performance Share or a Performance Unit, the shares of Common Stock representing the Performance Share or the cash value of the Performance Unit shall be distributed to the Participant, unless the Committee, in its sole discretion, determines to make the payment for the Performance Share in cash, or the Performance Unit in shares of Common Stock (or partly in cash and partly in shares of Common Stock) equal to the value of the shares of Common Stock or cash that would otherwise be distributed to the Participant.

11.  CASH AWARDS

11.1. IN GENERAL. The Committee may, in its sole discretion, grant Cash Awards to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors as additional compensation or in lieu of other compensation for services to the Company, an Affiliate or Group Company. A Cash Award shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate and sets forth in the Award Agreement including, without limitation, determining the Vesting Date with respect to such Cash Award, the criteria for the Vesting of such Cash Award, and the right of the Company to require the Participant to repay the Cash Award (with or without interest) upon termination of the Participant's Service within specified periods.

12.  PERFORMANCE-BASED AWARDS

12.1. IN GENERAL. The Committee, in its sole discretion, may designate Awards granted under the Plan as Performance-Based Awards (as defined below). An Award granted under the Plan may be granted in such a manner that the compensation attributable to such Award is intended by the Committee to qualify as "performance-based compensation" (as such term is used in Code
     Section 162(m) and the Treasury Regulations thereunder) and thus be exempt from the deduction limitation imposed by Code Section 162(m) ("Performance-Based Awards").

12.2. QUALIFICATION OF PERFORMANCE-BASED AWARDS. Awards shall qualify as Performance-Based Awards under the Plan only if:

          (a) at the time of grant the Committee is comprised solely of two or more "outside directors" (as such term is used in Code Section 162(m) and the Treasury Regulations thereunder);

          (b) with respect to either the granting or Vesting of an Award (other than (i) a Nonqualified Stock Option or (ii) a SAR, which are granted with an Exercise Price at or above the Fair Market Value of the Common Stock on the date of grant), such Award is subject to the achievement of a performance goal or goals based on one or more of the performance measures specified in Section 12.3 below;

          (c) the Committee establishes in writing (i) the objective performance-based goals applicable to a given performance period, and (ii) the individual employees or class of employees to which such performance-based goals apply no later than 90 days after the commencement of such performance period (but in no event after 25 percent of such performance period has elapsed);

          (d) no compensation attributable to a Performance-Based Award will be paid to or otherwise received by a Participant until the Committee certifies in writing that the performance goal or goals (and any other material terms) applicable to such performance period have been satisfied; and

          (e) after the establishment of a performance goal, the Committee shall not revise such performance goal (unless such revision will not disqualify compensation attributable to the Award as "performance-based compensation" under Code Section 162(m)) or increase the amount of compensation payable with respect to such Award upon the attainment of such performance goal.

12.3. PERFORMANCE MEASURES. The Committee may use the following performance measures (either individually or in any combination) to set performance goals with respect to Awards intended to qualify as Performance-Based
     Awards: net sales; pretax income before allocation of corporate overhead and bonus; budget; cash flow; earnings per share; net income; division, group or corporate financial goals; return on shareholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; increase in number of customers; revenue backlog; margins realized on delivered goods or services; and/or reductions in costs.

12.4. SHAREHOLDER REAPPROVAL. As required by Treasury Regulation Section 1.162-27(e)(vi), the material terms of performance goals as described in this Section 12 shall be disclosed to and reapproved by the Company's shareholders no later than the first shareholder meeting that occurs in the 5th year following the year in which the Company's shareholders previously approved such performance goals.

13.  CHANGE IN CONTROL

13.1. ACCELERATED VESTING. Notwithstanding any other provision of this Plan to the contrary, if there is a Change in Control of the Company, the Committee, in its sole discretion, may take such actions as it deems appropriate with respect to outstanding Awards, including, without limitation, accelerating the Vesting Date and/or payout of such Awards; provided, however, that such action shall not conflict with any provision contained in an Award Agreement unless such provision is amended in accordance with Section 16.3 below.

13.2. CASHOUT. The Committee, in its sole discretion, may determine that, upon the occurrence of a Change in Control of the Company, all or a portion of certain outstanding Awards shall terminate within a specified number of days after notice to the holders, and each such holder shall receive an amount equal to the value of such Award on the date of the Change in Control, and with respect to each share of Common Stock subject to a Stock Option or SAR, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control of the Company over the Exercise Price per share of such Stock Option or SAR. Such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its sole discretion, shall determine.

13.3. ASSUMPTION OR SUBSTITUTION OF AWARDS. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its sole discretion, provide that an Award may be assumed by any entity which acquires control of the Company or may be substituted by a similar award under such entity's compensation plans.

14.  TERMINATION OF SERVICE

14.1. TERMINATION OF SERVICE DUE TO DEATH OR DISABILITY. Subject to any written agreement between the Company, an Affiliate or a Group Company and a Participant, if a Participant's Service is terminated due to death or
     Disability:

     (a) all non-Vested portions of Awards held by the Participant on the date of the Participant's death or Disability shall immediately Vest; and

     (b) all Vested portions of Stock Options and SARs held by the Participant on the date of the Participant's death or Disability shall remain exercisable until the earlier of:

          (i) the end of the 12-month period following the date of the Participant's death or Disability, or

          (ii) the date the Stock Option or SAR would otherwise expire.

14.2. TERMINATION OF SERVICE FOR CAUSE. Subject to any written agreement between the Company, an Affiliate or Group Company and a Participant, if a Participant's Service is terminated by the Company, the Affiliate or the Group Company, as the case may be, for Cause, all Awards held by the Participant on the date of the termination of Service, whether Vested or non-Vested, shall immediately be forfeited by the Participant as of such date, and, in the event a Participant's Service is terminated by the Company, an Affiliate or Group Company for Cause prior to an IPO, the Company shall have the right to call any shares of Common Stock received by the Participant as a result of the exercise of Stock Options under the Plan and the Participant shall be entitled to receive from the

     Company an amount equal to the Exercise Price paid for such shares. A Participant's Service shall be deemed to have terminated for Cause if, after the Participant's Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause.

14.3. OTHER TERMINATIONS OF SERVICE. Subject to any written agreement between the Company, an Affiliate or Group Company and a Participant, if a Participant's Service is terminated for any reason other than for Cause or other than due to death or Disability:

     (a) all non-Vested portions of Awards held by the Participant on the date of the termination of his or her Service shall immediately be forfeited by such Participant as of such date; and

     (b) all Vested portions of Stock Options and/or SARs held by the Participant on the date of the termination of his or her Service shall remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the Participant's Service or (ii) the date the Stock Option or SAR would otherwise expire.

     Notwithstanding the foregoing, the Vesting, expiration and forfeiture of any Stock Options and/or SARs Awarded to a Independent Contractor shall be governed by the terms of the written Award Agreement.

14.4. ISOS. Notwithstanding anything contained in the Plan to the contrary, (i) the provisions contained in this Section 14 shall be applied to an ISO only if the application of such provision maintains the treatment of such ISO as an ISO.

14.5. LEAVE OF ABSENCE. A Participant shall not cease to be an Employee for purposes of this Plan solely on account of a Leave of Absence. For purposes of ISOs, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the one hundred eighty-first (181st) day of such leave any ISO held by the Participant shall cease to be treated as an ISO and shall be treated for tax purposes as a Nonqualified Stock Option. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, reserves the right to designate a Participant's leave of absence as "Personal Leave;" provided that military leaves and approved family or medical leaves shall not be considered Personal Leave. No Awards shall be made to a Participant during Personal Leave. A Participant's un-Vested Awards shall remain un-Vested during such Personal Leave and the time spent on such Personal Leave shall not count towards the vesting of such Awards. A Participant's Vested Stock Options that may be exercised shall remain exercisable upon commencement of Personal Leave until the earlier of (i) a period of one year from the date of commencement of such Personal Leave; or (ii) the remaining exercise period of such Stock Options. Notwithstanding the foregoing, if a Participant returns to the Company from a Personal Leave of less than one year and the Participant's Stock Options have not lapsed, the Stock Options shall remain exercisable for the remaining exercise period as provided at the time of grant and subject to the conditions contained herein.

15.  TAXES

15.1. WITHHOLDING TAXES. With respect to Employees and Group Employees, the Company, or the applicable Affiliate or Group Company, may require a Participant who has Vested in his or her Restricted Stock Award, Stock Unit, Performance Share or Performance Unit granted hereunder, or who exercises a Stock Option or SAR granted hereunder, to reimburse the corporation that employs such Employee or Group Employee for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation or entity in respect of the issuance or disposition of such shares or the payment of any amounts. In lieu thereof, the corporation that employs such Employee or Group Employee shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the Employee or Group Employee upon such terms and conditions as the Committee shall prescribe. The corporation that employs the Employee or Group Employee may, in its discretion, hold the stock certificate to which such Employee or Group Employee is entitled upon the vesting of a Restricted Stock Award, Stock Unit, Performance Share or Performance Unit or the exercise of a Stock Option or SAR as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated.

15.2. USE OF COMMON STOCK TO SATISFY WITHHOLDING OBLIGATION. With respect to Employees and Group Employees, at any time that the Company or an Affiliate or Group Company that employs such Employee or Group Employee becomes subject to a withholding obligation under applicable law with respect to the vesting of a Restricted Stock Award, Stock Unit, Performance Share or Performance Unit or the exercise of a Nonqualified Stock Option (the "Tax Date"), except as set forth below, a holder of such Award may elect to satisfy, in whole or in part, the holder's related personal tax liabilities (an "Election") by (i) directing the Company, the Affiliate or the Group Company that employs such Employee or Group Employee to withhold from shares issuable in the related vesting or exercise either a specified number of shares, or shares of Common Stock having a specified value in each case equal to the related minimum statutory personal withholding tax liabilities with respect to the applicable taxing jurisdiction, (ii) tendering shares of Common Stock previously issued pursuant to the exercise of a Stock Option or other shares of the Common Stock owned by the holder, or (iii) combining any or all of the foregoing Elections in any fashion. An Election shall be irrevocable. The withheld shares and other shares of Common Stock tendered in payment shall be valued at their Fair Market Value of the Common Stock on the Tax Date. The Committee may disapprove any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate, including conditions or restrictions with respect to Section 16 of the Exchange Act.

15.3. NO GUARANTEE OF TAX CONSEQUENCES. No person connected with the Plan in any capacity, including, but not limited to, the Company, an Affiliate or a Group Company and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to


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

     amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

16.  AMENDMENT AND TERMINATION

16.1. TERMINATION OF PLAN. The Board may suspend or terminate the Plan at any time with or without prior notice; provided, however, that no action authorized by this Section 16.1 shall reduce the amount of any outstanding Award or change the terms and conditions thereof without the Participants' consent, except as expressly provided herein.

16.2. AMENDMENT OF PLAN. The Board may amend the Plan at any time with or without prior notice; provided, however, that no action authorized by this
     Section 16.2 shall reduce the amount of any outstanding Award or change the terms and conditions thereof without the Participants' consent, except as expressly provided herein. No amendment of the Plan shall, without the approval of the shareholders of the Company:

     (a) increase the total number of shares of Common Stock that may be issued under the Plan;

     (b) increase the maximum number of shares with respect to all Awards measured in Common Stock that may be granted to any individual under the Plan;

     (c) increase the maximum dollar amount that may be paid with respect to all Awards measured in cash; or

     (d)  modify the requirements as to eligibility for Awards under the Plan.

     In addition, the Plan shall not be amended without the approval of such amendment by the Company's shareholders if such amendment (i) is required under the rules and regulations of the stock exchange or national market system on which the Common Stock is listed or (ii) will disqualify any ISO granted hereunder.

16.3. AMENDMENT OR CANCELLATION OF AWARD AGREEMENTS. The Committee may amend or modify any Award Agreement at any time by mutual agreement between the Committee and the Participant or such other persons as may then have an interest therein. In addition, by mutual agreement between the Committee and a Participant or such other persons as may then have an interest therein, Awards may be granted to an Employee, Group Employee, Nonemployee Director or Independent Contractor in substitution and exchange for, and in cancellation of, any Awards previously granted to such Employee, Group Employee, Nonemployee Director or Independent Contractor under the Plan, or any award previously granted to such Employee, Group Employee, Nonemployee Director or Independent Contractor under any other present or future plan of the Company or any present or future plan of an entity which (i) is purchased by the Company, (ii) purchases the Company, or (iii) merges into or with the Company.


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

17.  MISCELLANEOUS

17.1. OTHER PROVISIONS. Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to an Award granted to any other Participant) as the Committee determines on the date of grant to be appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, to assist the Participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any Stock Option, for the acceleration of Vesting of Awards in the event of a Change in Control of the Company, for the payment of the value of Awards to Participants in the event of a Change in Control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the Participant's Service in addition to those specifically provided for under the Plan.

17.2. RESTRICTIVE COVENANTS AND OTHER TERMS AND CONDITIONS. The Committee may provide, by way of the Award Agreement or otherwise, that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches the non-compete, non-solicitation, non-disclosure or other terms, conditions, restrictions and/or limitations of the Award Agreement, whether during or after termination of Service, in addition to any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise, the Participant will forfeit:

     (a) any and all Awards granted to him or her under the Plan, including Awards that have become Vested and exercisable; and/or

     (b) forfeit the profit the Participant has realized on the exercise of any Stock Options, which is the difference between the Stock Options' Exercise Price and the Fair Market Value of any Stock Option the Participant exercised after terminating Service and within the six month period immediately preceding the Participant's termination of Service (the Participant may be required to repay such difference to the Company).

17.3. TRANSFERABILITY. Each Award granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution, and Stock Options and SARs shall be exercisable, during the Participant's lifetime, only by the Participant. In the event of the death of a Participant, each Stock Option or SAR theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall, in its sole discretion, set forth in the Award Agreement on the date of grant and then only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Stock Option or SAR shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit the transferability of a Stock Option (other than an ISO) by a Participant solely to members of the Participant's immediate family or trusts or family partnerships or other similar entities for the benefit of such persons, and subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish and include in the Award Agreement.


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

17.4. ELECTION TO DEFER COMPENSATION ATTRIBUTABLE TO AWARD. The Committee may, in its sole discretion and subject to Code Section 409A, allow a Participant to elect to defer the receipt of any compensation attributable to an Award under guidelines and procedures to be established by the Committee after taking into account the advice of the Company's tax counsel.

17.5. LISTING OF SHARES AND RELATED MATTERS. If at any time the Committee shall determine that the listing, registration or qualification of the shares of Common Stock subject to an Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Award or the issuance of shares of Common Stock thereunder, such Award may not be exercised, distributed or paid out, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

17.6. NO RIGHT, TITLE, OR INTEREST IN COMPANY ASSETS. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

17.7. NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE OR TO GRANTS. A Participant's rights, if any, to continue to serve the Company, an Affiliate or a Group Company as a director, officer, employee, independent contractor or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, and the Company, the Affiliate and the Group Company reserve the right to terminate the employment or Service of any Employee or Group Employee or the services of any Independent Contractor or director at any time. The adoption of the Plan shall not be deemed to give any Employee, Group Employee, Nonemployee Director, Independent Contractor or any other individual any right to be selected as a Participant or to be granted an Award.

17.8. AWARDS SUBJECT TO FOREIGN LAWS. The Committee may grant Awards to individual Participants who are subject to the tax laws of nations other than the United States, and such Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action that it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section and no action may be taken which would result in a violation of the Exchange Act or any other applicable law.


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

17.9. GOVERNING LAW. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law. Participants, the Company, a Group Company and Affiliate each submit and consent to the jurisdiction of the courts in the Commonwealth of Massachusetts, County of Worster, including the Federal Courts located therein, should Federal jurisdiction requirements exist in any action brought to enforce (or otherwise relating to) this Plan or an Award Agreement.

17.10. OTHER BENEFITS. No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company, an Affiliate or a Group Company nor affect any benefits or compensation under any other benefit or compensation plan of the Company, and Affiliate or a Group Company, now or subsequently in effect.

17.11. NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Common Stock, Stock Options, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17.12. COMPLIANCE WITH CODE SECTION 409A. Any provision of the Plan that becomes subject to Code Section 409A, will be interpreted and applied consistent with that Section and the applicable Treasury Regulations.


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